PRACTUS

JOHN H. LIVELY, Managing Partner

john.lively@practus.com

11300 Tomahawk Creek Pkwy., Suite 310

Leawood, KS 66211

(913) 660-0778

October 28, 2024

PFS Funds

1939 Friendship Drive, Suite C

El Cajon, California 92020

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Fund Services” in the Statement of Additional Information for the Potomac Defensive Bull Fund (formerly Conquer Risk Defensive Bull Fund), Potomac Managed Volatility Fund (formerly Conquer Risk Managed Volatility Fund), Potomac Tactical Rotation Fund (formerly Conquer Risk Tactical Rotation Fund), and Potomac Tactical Opportunities Fund (formerly Conquer Risk Tactical Opportunities Fund), each a series of PFS Funds (the “Trust”), which is included in Post-Effective Amendment No. 258 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-94671), and Amendment No. 258 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09781), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

On behalf of Practus, LLP